IMMEDIATE RELEASE

TOWNSQUARE REPORTS Q1 RESULTS WITH DIGITAL DRIVING
63% OF SEGMENT PROFIT AND 59% OF NET REVENUE

Digital Advertising Revenue Grows +7% YoY in Q1'26
Media Partnerships Revenue Doubles; Now Serving 13 Partners

Purchase, NY – May 11, 2026 - Townsquare Media, Inc. (NYSE: TSQ) (“Townsquare”, the “Company,” “we,” “us” or “our”) announced today its financial results for the first quarter ended March 31, 2026.

“I am pleased to share that Townsquare’s first quarter results met our previously issued net revenue and Adjusted EBITDA guidance, driven by the strength of our differentiated Digital Advertising platform. Additionally, we are reaffirming our 2026 full year guidance for both net revenue and Adjusted EBITDA. In the first quarter, net revenue decreased -1.9% year-over-year, Adjusted EBITDA decreased -9.7% year-over-year, and net income improved $4.5 million year-over-year,” commented Bill Wilson, Chief Executive Officer of Townsquare Media, Inc. “With our digital growth engine driving our performance, each year our business mix continues to shift to a greater percentage of both digital revenue and profit. In the first quarter, 59% of our total revenue and 63% of our total Segment Profit was generated from our differentiated digital solutions - each our highest percentages ever. Our Digital Advertising revenue returned to high-single digit revenue growth in Q1, which we believe will continue throughout the year due to the consistent performance of our digital programmatic offering and the success of our Media Partnership division; the strong revenue growth of the direct sales of our local owned and operated digital properties; and the stabilization of our online audience and remnant revenue. I would also like to highlight Townsquare Interactive’s strong profit performance, with Segment Profit margin of 34% in Q1, representing year-over-year margin expansion.”

Mr. Wilson continued, “Looking forward, due to our confidence in our Digital First Local Media strategy, our focus on markets outside of the Top 50 U.S. cities, and the strong cash generation characteristics of our business model, we remain assured in our ability to build shareholder value for our investors through long-term net revenue, Adjusted EBITDA and cash flow growth, net leverage reduction, and future dividend payments,” concluded Mr. Wilson.

The Company announced today that its Board of Directors approved a quarterly cash dividend of $0.20 per share. The dividend will be payable on August 3, 2026 to shareholders of record as of the close of business on July 27, 2026. As of the last closing price, this reflects a dividend yield of approximately 12%.

Segment Reporting
We have three reportable operating segments, Digital Advertising, Subscription Digital Marketing Solutions, and Broadcast Advertising. The Digital Advertising segment, marketed externally as Townsquare Ignite, includes digital advertising on our digital programmatic advertising platform and our owned and operated digital properties, and our first party data digital management platform. The Subscription Digital Marketing Solutions segment includes our subscription digital marketing solutions business, Townsquare Interactive. The Broadcast Advertising segment includes our local, regional, and national advertising products and solutions delivered via terrestrial radio broadcast, and other miscellaneous revenue that is associated with our broadcast advertising platform. The remainder of our business is reported in the Other category, which includes our live events business.

First Quarter Results*
•As compared to the first quarter of 2025:
•Net revenue decreased 1.9%, and 2.0% excluding political
•Net income (loss) improved $4.5 million from a net loss of $1.5 million to net income of $3.0 million
•Adjusted EBITDA decreased 9.7%, and 10.3% excluding political
•Total Digital net revenue increased 1.8%
•Digital Advertising net revenue increased 6.8%
•Subscription Digital Marketing Solutions (“Townsquare Interactive”) net revenue decreased 7.9%

•Total Digital Segment Profit decreased 4.8%
•Digital Advertising Segment Profit decreased 5.0%
•Subscription Digital Marketing Solutions Segment Profit decreased 4.5%
•Broadcast Advertising net revenue decreased 6.6%, and 6.9% excluding political
•Net income per diluted share was $0.16 and Adjusted Net Loss per diluted share was $0.16
*See below for discussion of non-GAAP measures.

Guidance
For the second quarter of 2026, net revenue is expected to be between $114 million and $116 million, and Adjusted EBITDA is expected to be between $24 million and $25 million.

For the full year 2026, net revenue is reaffirmed to be between $420 million and $440 million, and Adjusted EBITDA is reaffirmed to be between $87 million and $93 million.

Quarter Ended March 31, 2026 Compared to the Quarter Ended March 31, 2025

Net Revenue
Net revenue for the three months ended March 31, 2026 decreased $1.9 million, or 1.9%, as compared to the same period in 2025. Broadcast Advertising net revenue decreased $2.7 million, or 6.6%, due to decreases in the purchases of advertising by our clients and Subscription Digital Marketing Solutions net revenue decreased $1.5 million, or 7.9%, due to reduced sales velocity as a result of lower headcount. These decreases were partially offset by an increase in Digital Advertising net revenue of $2.5 million, or 6.8%, due to increases in the purchases of advertising by our clients.

Excluding political revenue of $0.6 million for each of the three months ended March 31, 2026 and 2025, net revenue decreased $2.0 million, or 2.0%, to $96.1 million, Broadcast Advertising net revenue decreased $2.8 million, or 6.9%, to $38.0 million, and Digital Advertising net revenue increased $2.5 million, or 6.9%, to $39.2 million.

Net Income (Loss)
For the three months ended March 31, 2026, we reported net income of $3.0 million, an increase of $4.5 million as compared to a net loss of $1.5 million in the same period in 2025. The increase was primarily due to a $12.6 million increase in income tax benefit due to a reduction in the valuation for interest expense carryforwards, a $1.5 million loss on the extinguishment of debt recognized in the first quarter of 2025 and a $1.3 million decrease in transaction and business realignment costs. These amounts were partially offset by $8.6 million of non-cash impairment charges, the $1.9 million decrease in net revenue and a $1.1 million increase in interest expense. Adjusted Net Loss increased $1.9 million to $2.7 million, as compared to $0.9 million for the first quarter of 2025.

Adjusted EBITDA
Adjusted EBITDA for the three months ended March 31, 2026 decreased $1.8 million, or 9.7%, to $16.4 million, as compared to $18.1 million in the same period last year. Adjusted EBITDA (Excluding Political) decreased $1.8 million, or 10.3%, to $15.8 million, as compared to $17.7 million in the same period last year.

Liquidity and Capital Resources
As of March 31, 2026, we had a total of $2.2 million of cash and cash equivalents and $457.5 million of outstanding indebtedness, representing 5.30x and 5.27x gross and net leverage, respectively, based on Adjusted EBITDA for the twelve months ended March 31, 2026 of $86.4 million.

The table below presents a summary, as of May 6, 2026, of our outstanding common stock (net of treasury shares).

Security	Number Outstanding	Description
Class A common stock	16,638,496	One vote per share.
Class B common stock	815,296	10 votes per share.[1]
Class C common stock	500,000	No votes.[1]
Total	17,953,792
[1] Each share converts into one share of Class A common stock upon transfer or at the option of the holder, subject to certain conditions, including compliance with FCC rules.

Conference Call
Townsquare Media, Inc. will host a conference call to discuss certain first quarter 2026 financial results and 2026 guidance on Monday, May 11, 2026 at 8:00 a.m. Eastern Time. The conference call dial-in number is 1-800-717-1738 (U.S. & Canada) or 1-646-307-1865 (International) and the conference ID is “Townsquare.” A live webcast of the conference call will also be available on the investor relations page of the Company’s website at www.townsquaremedia.com.

A replay of the conference call will be available through May 18, 2026. To access the replay, please dial 1-844-512-2921 (U.S. and Canada) or 1-412-317-6671 (International) and enter confirmation code 1199273. A web-based archive of the conference call will also be available at the above website.

About Townsquare Media, Inc.
Townsquare is a community-focused digital and broadcast media and digital marketing solutions company principally focused outside the top 50 markets in the U.S. Townsquare Ignite, our robust digital advertising division, specializes in helping businesses of all sizes connect with their target audience through data-driven, results based strategies, by utilizing a) our proprietary digital programmatic advertising technology stack with an in-house demand and data management platform and b) our owned and operated portfolio of more than 400 local news and entertainment websites and mobile apps along with a network of leading national music and entertainment brands, collecting valuable first party data. Townsquare Interactive, our subscription digital marketing services business, partners with SMBs to help manage their digital presence by providing a SAAS business management platform, website design, creation and hosting, search engine optimization and other digital services. And through our portfolio of local radio stations strategically situated outside the Top 50 markets in the United States, we provide effective advertising solutions for our clients and relevant local content for our audiences. For more information, please visit www.townsquaremedia.com, www.townsquareinteractive.com and www.townsquareignite.com.

Forward-Looking Statements
Except for the historical information contained in this press release, the matters addressed are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “estimate,” “expect,” “forecast,” “outlook,” “potential,” “project,” “projection,” “plan,” “intend,” “seek,” “believe,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other words and terms. Actual events or results may differ materially from the results anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors that could cause actual results to differ materially from those estimated by us include the impact of general economic conditions in the United States, or in the specific markets in which we currently do business including supply chain disruptions, inflation, labor shortages and the effect on advertising activity, industry conditions, including existing competition, artificial intelligence and future competitive technologies, the popularity of radio as a broadcasting and advertising medium, cancellations, disruptions or postponements of advertising schedules in response to national or world events, our ability to develop and maintain digital technologies (including artificial intelligence) and hire and retain technical and sales talent, our dependence on key personnel, our capital expenditure requirements, our continued ability to identify suitable acquisition targets, and consummate and integrate any future acquisitions, legislative or regulatory requirements, risks and uncertainties relating to our leverage and changes in interest rates, our ability to obtain financing at times, in amounts and at rates considered appropriate by us, our ability to access the capital markets as and when needed and on terms that we consider favorable to us and other factors discussed in this section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this report and under “Risk Factors” in our 2025 Annual Report on Form 10-K, for the year ended December 31, 2025, filed with the SEC on March 16, 2026, as well as other risks discussed from time to time in our filings with the SEC. Many of these factors are beyond our ability to predict or control. In addition, as a result of these and other factors, our past financial performance should not be relied on as an indication of future performance. The cautionary statements referred to in this section also should be considered in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf. The forward-looking statements included in this report are made only as of the date hereof or as of the date specified herein. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures and Definitions
In this press release, we refer to Adjusted EBITDA, Adjusted EBITDA (Excluding Political), Adjusted Net Income and Adjusted Net Income Per Share which are financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”).

We define Adjusted EBITDA as net income before the deduction of income taxes, interest expense, net, (gain) loss on repayments, repurchases and extinguishment of debt, transaction and business realignment costs, depreciation and amortization, stock-based compensation, impairments, net (gain) loss on sale and retirement of assets and other expense (income), net. We define Adjusted EBITDA (Excluding Political) as Adjusted EBITDA less political net revenue, net of a fifteen percent deduction to account for estimated national representative firm fees, music licensing fees and sales commissions expense. Adjusted Net Income is defined as net income before the deduction of transaction and business realignment costs, impairments, net (gain) loss on sale and retirement of assets, (gain) loss on repayments, repurchases and extinguishment of debt and net income attributable to non-controlling interest, net of income taxes stated at the Company's applicable statutory effective tax rate. Adjusted Net Income Per Share is defined as Adjusted Net Income divided by the weighted average shares outstanding. We define Net Leverage as our total outstanding indebtedness, net of our total cash balance as of March 31, 2026, divided by our Adjusted EBITDA for the twelve months ended March 31, 2026. These measures do not represent, and should not be considered as alternatives to or superior to, financial results and measures determined or calculated in accordance with GAAP. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. You should be aware that in the future we may incur expenses or charges that are the same as or similar to some of the adjustments in the presentation, and we do not infer that our future results will be unaffected by unusual or nonrecurring items. In addition, these non-GAAP measures may not be comparable to similarly-named measures reported by other companies.

We use Adjusted EBITDA and Adjusted EBITDA (Excluding Political) to facilitate company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting interest expense), taxation and the age and book depreciation of facilities and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance, and to facilitate year over year comparisons, by backing out the impact of political revenue which varies depending on the election cycle and may be unrelated to operating performance. We use Adjusted Net Income and Adjusted Net Income Per Share to assess total company operating performance on a consistent basis. We use Net Leverage to measure the Company’s ability to handle its debt burden. We believe that these measures, when considered together with our GAAP financial results, provide management and investors with a more complete understanding of our business operating results, including underlying trends, by excluding the effects of net, (gain) loss on repayments, repurchases and extinguishment of debt, transaction costs, net (gain) loss on sale and retirement of assets, business realignment costs and impairments. Further, while discretionary bonuses for members of management are not determined with reference to specific targets, our board of directors may consider Adjusted EBITDA, Adjusted EBITDA (Excluding Political), Adjusted Net Income, Adjusted Net Income Per Share, and Net Leverage when determining discretionary bonuses.

Investor Relations
Claire Yenicay
(203) 900-5555
investors@townsquaremedia.com

TOWNSQUARE MEDIA, INC.
CONSOLIDATED BALANCE SHEETS
(in Thousands, Except Share and Per Share Data)
(unaudited)

	March 31, 2026	December 31, 2025

ASSETS
Current assets:
Cash and cash equivalents	$2,182	$4,759
Accounts receivable, net of allowance for credit losses of $4,496 and $4,979, respectively	49,143	52,048
Prepaid expenses and other current assets	14,779	12,582
Total current assets	66,104	69,389
Property and equipment, net	109,695	110,043
Intangible assets, net	145,606	155,047
Goodwill	147,590	147,590
Investments	725	725
Operating lease right-of-use assets	45,403	45,099
Other assets	611	667
Restricted cash	323	58
Total assets	$516,057	$528,618
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$7,079	$6,895
Current portion of long-term debt	11,750	11,750
Deferred revenue	8,581	8,737
Accrued compensation and benefits	8,077	11,486
Accrued expenses and other current liabilities	32,519	30,886
Operating lease liabilities, current	7,755	7,688
Accrued interest	4,337	4,791
Total current liabilities	80,098	82,233
Long-term debt, net of discount and deferred finance costs of $23,316 and $24,429, respectively	422,423	421,247
Deferred tax liability	971	16,763
Operating lease liability, net of current portion	41,980	42,101
Other long-term liabilities	6,831	7,266
Total liabilities	552,303	569,610
Stockholders’ deficit:
Class A common stock, par value $0.01 per share; 300,000,000 shares authorized; 17,320,246 and 16,180,932 shares issued and outstanding, respectively	173	162
Class B common stock, par value $0.01 per share; 50,000,000 shares authorized; 815,296 and 815,296 shares issued and outstanding, respectively	8	8
Class C common stock, par value $0.01 per share; 50,000,000 shares authorized; 500,000 and 500,000 shares issued and outstanding, respectively	5	5
Total common stock	186	175
Treasury stock, at cost; 965,399 and 965,399 shares of Class A common stock, respectively	(11,203)	(11,203)
Additional paid-in capital	325,563	319,818
Accumulated deficit	(354,388)	(353,195)
Non-controlling interest	3,596	3,413
Total stockholders’ deficit	(36,246)	(40,992)
Total liabilities and stockholders’ deficit	$516,057	$528,618

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in Thousands, Except Per Share Data)
(unaudited)

	Three Months Ended March 31,
	2026	2025
Net revenue	$96,781	$98,675
Operating costs and expenses:
Direct operating expenses, excluding depreciation, amortization, and stock-based compensation	75,577	75,816
Depreciation and amortization	4,696	4,415
Corporate expenses	4,823	4,722
Stock-based compensation	3,731	4,188
Transaction and business realignment costs	1,141	2,438
Impairment of intangible assets	8,588	—
Net gain on sales and retirement of assets	(501)	(37)
Total operating costs and expenses	98,055	91,542
Operating (loss) income	(1,274)	7,133
Other expense (income):
Interest expense, net	11,329	10,239
Loss on extinguishment of debt	—	1,452
Other expense (income), net	112	(9)
Loss from operations before tax	(12,715)	(4,549)
Income tax benefit	(15,672)	(3,038)
Net income (loss)	$2,957	$(1,511)

Net income (loss) attributable to:
Controlling interests	$2,774	$(1,982)
Non-controlling interests	183	471
Net income (loss)	$2,957	$(1,511)

Basic income (loss) per share	$0.17	$(0.12)

Diluted income (loss) per share	$0.16	$(0.12)

Weighted average shares outstanding:
Basic	16,800	15,887
Diluted	17,720	15,887

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in Thousands)
(unaudited)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net income (loss)	$2,957	$(1,511)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation and amortization	4,696	4,415
Amortization of debt discount and deferred financing costs	1,114	762
Non-cash lease income	(263)	(403)
Net deferred taxes and other	(15,792)	(3,213)
Allowance for credit losses	623	1,016
Stock-based compensation expense	3,731	4,188
Loss on extinguishment of debt	—	1,452
Trade and barter activity, net	(592)	188
Impairment of intangible assets	8,588	—
Net gain on sales and retirements of assets	(501)	—
Amortization of content rights	370	370
Change in content rights liabilities	(467)	(391)
Other	42	1,141
Changes in assets and liabilities:
Accounts receivable	2,375	7,933
Prepaid expenses and other assets	(1,968)	(1,860)
Accounts payable	(75)	2,446
Accrued expenses	(187)	(8,300)
Accrued interest	(454)	(8,507)
Other long-term liabilities	(2)	208
Net cash provided by (used in) operating activities	4,195	(66)
Cash flows from investing activities:
Purchases of property and equipment	(3,637)	(4,475)
Net proceeds from sales of assets	737	127
Proceeds from insurance recoveries	9	4
Net cash used in investing activities	(2,891)	(4,344)
Cash flows from financing activities:
Repayment and repurchases of 2026 Notes	—	(467,436)
Proceeds from Term Loan	—	446,400
Fixed quarterly repayments of Term Loan	(2,938)	—
Deferred financing costs	—	(4,646)
Borrowings under the revolving credit facility	3,000	10,000
Repayment of borrowings under the revolving credit facility	—	(3,000)
Dividend payments	(3,687)	(3,148)
Proceeds from stock options exercised	130	658
Shares withheld in lieu of employee tax withholding	—	(1,432)
Withholdings for shares issued under the ESPP	174	289
Repayments of capitalized obligations	(295)	(414)
Net cash used in financing activities	(3,616)	(22,729)
Cash and cash equivalents and restricted cash:
Net decrease in cash, cash equivalents and restricted cash	(2,312)	(27,139)
Beginning of period	4,817	32,990
End of period	$2,505	$5,851

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(in Thousands)
(unaudited)

	Three Months Ended March 31,
	2026	2025
Supplemental Disclosure of Cash Flow Information:
Cash payments:
Interest	$10,632	$17,959
Income and Franchise taxes	80	56

Supplemental Disclosure of Non-cash Activities:
Dividends declared, but not paid during the period	$3,967	$3,504
Accrued financing costs	—	879
Property and equipment acquired in exchange for advertising(1)	316	351
Accrued capital expenditures	210	711

Supplemental Disclosure of Cash Flow Information relating to Leases:
Cash paid for amounts included in the measurement of operating lease liabilities, included in operating cash flows	$2,963	$3,123
Right-of-use assets obtained in exchange for operating lease obligations	2,165	1,046

Reconciliation of cash, cash equivalents and restricted cash
Cash and cash equivalents	$2,182	$5,528
Restricted cash	323	323
	$2,505	$5,851
(1) Represents total advertising services provided by the Company in exchange for property and equipment during each of the three months ended March 31, 2026 and 2025, respectively.

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS BY SEGMENT
(in Thousands)
(unaudited)

	Three Months Ended March 31,
	2026	2025	% Change
Digital Advertising	$39,264	$36,751	6.8%
Subscription Digital Marketing Solutions	17,510	19,022	(7.9)%
Broadcast Advertising	38,648	41,387	(6.6)%
Other	1,359	1,515	(10.3)%
Net revenue	96,781	98,675	(1.9)%
Digital Advertising expenses	31,758	28,851	10.1%
Subscription Digital Marketing Solutions Expenses	11,610	12,846	(9.6)%
Broadcast Advertising expenses	31,169	32,943	(5.4)%
Other expenses	1,040	1,176	(11.6)%
Direct operating expenses	75,577	75,816	(0.3)%
Depreciation and amortization	4,696	4,415	6.4%
Corporate expenses	4,823	4,722	2.1%
Stock-based compensation	3,731	4,188	(10.9)%
Transaction and business realignment costs	1,141	2,438	(53.2)%
Impairment of intangible assets	8,588	—	**
Net gain on sales and retirements of assets	(501)	(37)	1,254.1%
Total operating costs and expenses	98,055	91,542	7.1%
Operating (loss) income	(1,274)	7,133	(117.9)%
Other expense (income):
Interest expense, net	11,329	10,239	10.6%
Loss on extinguishment of debt	—	1,452	(100.0)%
Other expense (income), net	112	(9)	**
Loss from operations before tax	(12,715)	(4,549)	179.5%
Income tax benefit	(15,672)	(3,038)	415.9%
Net income (loss)	$2,957	$(1,511)	**
** not meaningful

The following table presents Net revenue by segment and Segment Profit for the three months ended March 31, 2026, and 2025, respectively (in thousands):

	Three Months Ended March 31,
	(Unaudited)
	2026	2025	% Change
Digital Advertising	$39,264	$36,751	6.8%
Subscription Digital Marketing Solutions	17,510	19,022	(7.9)%
Digital	56,774	55,773	1.8%
Broadcast Advertising	38,648	41,387	(6.6)%
Other	1,359	1,515	(10.3)%
Net revenue	$96,781	$98,675	(1.9)%
Digital Advertising	$7,506	$7,900	(5.0)%
Subscription Digital Marketing Solutions	5,900	6,176	(4.5)%
Digital	13,406	14,076	(4.8)%
Broadcast Advertising	7,479	8,444	(11.4)%
Other	319	339	(5.9)%
Segment Profit	$21,204	$22,859	(7.2)%

The following table reconciles Net revenue to Net revenue, excluding political revenue on a GAAP basis by segment for the three months ended March 31, 2026, and 2025, respectively (in thousands):

	Three Months Ended March 31,
	(Unaudited)
	2026	2025	% Change
Digital Advertising	$39,264	$36,751	6.8%
Subscription Digital Marketing Solutions	17,510	19,022	(7.9)%
Digital	56,774	55,773	1.8%
Broadcast Advertising	38,648	41,387	(6.6)%
Other	1,359	1,515	(10.3)%
Net revenue	$96,781	$98,675	(1.9)%
Digital Advertising political revenue	28	49	(42.9)%
Subscription Digital Marketing Solutions political revenue	—	—	—
Broadcast Advertising political revenue	617	518	19.1%
Other political revenue	—	—	—
Political revenue	$645	$567	13.8%
Digital Advertising net revenue (ex. political)	39,236	36,702	6.9%
Subscription Digital Marketing Solutions net revenue (ex. political)	17,510	19,022	(7.9)%
Digital net revenue (ex. political)	56,746	55,724	1.8%
Broadcast Advertising political net revenue (ex. political)	38,031	40,869	(6.9)%
Other net revenue (ex. political)	1,359	1,515	(10.3)%
Net revenue (ex. political)	$96,136	$98,108	(2.0)%

The following table reconciles net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted Net Loss for the three months ended March 31, 2026, and 2025, respectively (in thousands, except per share data):

	Three Months Ended March 31,
	(Unaudited)
	2026	2025
Net income (loss)	$2,957	$(1,511)
Income tax benefit	(15,672)	(3,038)
Loss from operations before taxes	(12,715)	(4,549)
Transaction and business realignment costs	1,141	2,438
Impairment of intangible assets	8,588	—
Net gain on sales and retirements of assets	(501)	(37)
Loss on extinguishment of debt	—	1,452
Net income attributable to non-controlling interest, net of income taxes	(183)	(471)
Adjusted net loss before income taxes	(3,670)	(1,167)
Income tax benefit (1)	(933)	(296)
Adjusted Net Loss	$(2,737)	$(871)

Adjusted Net Loss Per Share:
Basic	$(0.16)	$(0.05)
Diluted	$(0.16)	$(0.05)

Weighted average shares outstanding:
Basic	16,800	15,887
Diluted	16,800	15,887
(1) Income tax provision for the three months ended March 31, 2026 and 2025, respectively, was calculated using the Company's statutory effective tax rate.

The following table reconciles net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA, Adjusted EBITDA (Excluding Political), and Adjusted EBITDA Less Interest, Capex and Taxes for the three months ended March 31, 2026, and 2025, respectively (dollars in thousands):

	Three Months Ended March 31,
	(Unaudited)
	2026	2025
Net income (loss)	$2,957	$(1,511)
Income tax benefit	(15,672)	(3,038)
Interest expense, net	11,329	10,239
Loss on extinguishment of debt	—	1,452
Depreciation and amortization	4,696	4,415
Stock-based compensation	3,731	4,188
Transaction and business realignment costs	1,141	2,438
Impairment of intangible assets	8,588	—
Other (a)	(389)	(46)
Adjusted EBITDA	$16,381	$18,137
Political Adjusted EBITDA	(548)	(482)
Adjusted EBITDA (Excluding Political)	$15,833	$17,655
Political Adjusted EBITDA	548	482
Net cash paid for interest	(10,632)	(17,959)
Capital expenditures	(3,637)	(4,475)
Cash paid for taxes	(80)	(56)
Adjusted EBITDA Less Interest, Capex and Taxes	$2,032	$(4,353)
(a) Other includes net (gain) loss on sales and retirements of assets and other expense (income), net.

The following table reconciles net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA on a quarterly basis for the twelve months ended March 31, 2026 (dollars in thousands):

	Three Months Ended				Twelve Months Ended
	(Unaudited)
	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026	March 31, 2026
Net income (loss)	$2,009	$(5,498)	$(4,750)	$2,957	$(5,282)
Income tax provision (benefit)	6,289	(1,060)	2,537	(15,672)	(7,906)
Interest expense, net	12,652	12,606	12,427	11,329	49,014
Gain on repurchase of debt	—	(247)	—	—	(247)
Depreciation and amortization	4,558	4,646	4,789	4,696	18,689
Stock-based compensation	3,790	3,066	2,732	3,731	13,319
Transaction and business realignment costs	1,389	6,891	932	1,141	10,353
Impairment of intangible assets, goodwill and long-lived assets	1,500	3,098	4,313	8,588	17,499
Other (a)	(5,766)	(1,486)	(1,447)	(389)	(9,088)
Adjusted EBITDA	$26,421	$22,016	$21,533	$16,381	$86,351
(a) Other includes net (gain) loss on sales and retirements of assets and other expense (income), net.

The following tables provide the calculation of Segment Profit for the three months ended March 31, 2026, and 2025 (in thousands). Segment Profit represents net revenue less direct operating expenses, excluding depreciation, amortization, and stock-based compensation:

	Three Months Ended March 31, 2026
	(Unaudited)
	Digital Advertising	Subscription Digital Marketing Solutions	Broadcast Advertising	Other	Total
Net Revenue	$39,264	$17,510	$38,648	$1,359	$96,781
Direct operating expenses, excluding depreciation, amortization, and stock-based compensation	31,758	11,610	31,169	1,040	75,577
Segment Profit	$7,506	$5,900	$7,479	$319	$21,204

	Three Months Ended March 31, 2025
	(Unaudited)
	Digital Advertising	Subscription Digital Marketing Solutions	Broadcast Advertising	Other	Total
Net Revenue	$36,751	$19,022	$41,387	$1,515	$98,675
Direct operating expenses, excluding depreciation, amortization, and stock-based compensation	28,851	12,846	32,943	1,176	75,816
Segment Profit	$7,900	$6,176	$8,444	$339	$22,859